EXHIBIT 99.1
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                                                            [AT&T logo]


NEWS RELEASE
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Eileen Connolly                                     Sue Fleming
908-221-6731                                        908-221-8824

FOR RELEASE FRIDAY, AUG. 9, 2002

AT&T CONFIRMS ITS SHARE OF SETTLEMENT IN CLASS ACTION LAWSUIT

      NEW YORK - AT&T today confirmed that it would take a charge against discontinued operations to reflect its share of an out-of-court settlement Lucent Technologies reached in a class action lawsuit concerning leased telephones.

      AT&T's portion of the settlement was determined under a formula developed when it divested Lucent Technologies in 1996. Under this formula, AT&T's proportionate share of the settlement cost is estimated to be approximately $130 million (pre-tax). The actual cost of the settlement to AT&T may be less than the stated amounts, depending on the number of claims submitted and accepted.

      Although the settlement occurred after the end of the quarter, AT&T will record a second quarter charge against discontinued operations for its portion of the settlement agreement.



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